EXHIBIT 99.2

X-CAL RESOURCES LTD.

Paramount Gold and Silver Corp. Acquires X-Cal Resources Ltd. and Sleeper Gold Mine in Nevada

Ottawa, Ontario – June 23, 2010 – Paramount Gold and Silver Corp. (NYSE /TSX: PZG) (Frankfurt: WKN: A0HGKQ) (“Paramount”) has entered into an agreement with X-Cal Resources Ltd. (TSX: XCL)(“X-Cal”) to acquire all of the common shares of X-Cal in a transaction valued at approximately C$31.8 million (the “Transaction” or the “Paramount Transaction”).   The Transaction has been unanimously approved by the Board of Directors of each of Paramount and X-Cal.  The President of X-Cal has executed a support agreement in favor of the Transaction.

Pursuant to the definitive agreement, eight (8) X-Cal shares will be exchanged for one (1) Paramount share. The Transaction implies a purchase price of C$0.18 per X-Cal share, representing a premium of 73% over closing market prices on the TSX as of June 21, 2010.

X-Cal recommends that shareholders SUPPORT the Paramount Transaction.

X-Cal Resources has retained Salman Partners Inc. to provide a fairness opinion to the Independent Committee of its Board of Directors and its shareholders. A shareholder meeting will be called for August 2010, at which X-Cal shareholders will be asked to approve the Transaction. The Transaction requires the approval of two-thirds (2/3) of X-Cal shareholders who vote at the shareholder meeting.  X-Cal shareholders with questions on the Paramount Transaction may contact the company at (604) 662-8245.

Shawn Kennedy, President and director of X-Cal stated, “The Transaction with Paramount delivers significant immediate value to X-Cal shareholders and creates a North American gold and silver resource and land platform with excellent growth potential. Paramount`s financial and technical resources will advance the Sleeper Project and X-Cal shareholders will participate in Paramount`s San Miguel Project. Shareholders of both companies will benefit from risk diversification and cost-reducing synergies to be realized by combining two public entities.”

The main asset of X-Cal is the former Sleeper gold mine in Nevada, a historic open pit mine which was operated by AMAX Gold from 1986 to 1996  when it produced 1.7Moz of Au and 2.3M oz of Ag at an average cash cost of $158/ounce Au.  The Sleeper Gold Project is a 30 square mile gold district located in Humboldt County, Nevada. A National Instrument 43-101 resource estimation for the Project was completed by X-Cal in November of 2009 which calculated an indicated resource totaling 750,000 ounces of gold and 5 million ounces of silver [26,960,000 tonnes with a 0.40 gpt Au cutoff, grading 0.87 gpt Au and 5.80 gpt Ag] plus an additional 380,000 ounces of gold and 4.2 million ounces of silver in the inferred category [20,000,000 tonnes with a 0.40 gpt Au cutoff grading 0.59 gpt Au and 6.60 gpt Ag. X-Cal has an extensive database for use in targeting ongoing development drilling and exploration at Sleeper.

Highlights of Combination

Christopher Crupi, CEO of Paramount stated, “Our two major projects will be located in excellent mining jurisdictions, near major producers and close to infrastructure. Both projects have unusual potential for growing resources with compelling economics. Our largest stockholder, Albert Friedberg, provides the combined company with the financial leadership needed to unlock the value in our asset base over time.”

Other highlights of the combined entity are:
●	Expanded and diversified operations with significant reserve/resource upside on two flagship projects, San Miguel and Sleeper mine;
●	Expanded resource base of 900,000 Au Eq ounces indicated and 3.8 million Au Eq. ounces inferred;
●	Paramount’s experienced personnel are poised to aggressively explore and develop its flagship projects;
●	Enhanced market presence with pro forma market capitalization of approximately C$210 million; and
●	Strategic position and management experience to enhance market valuation of the combined entity under Paramount.

Upon completion of the Transaction, Paramount will have approximately 135.7 million shares of its common stock issued and outstanding.  Existing Paramount stockholders will retain approximately 86% ownership while X-Cal shareholders will hold approximately 14% ownership in the combined company.

Transaction Details

The Transaction is structured as a statutory plan of arrangement under the Business Corporations Act (British Columbia).  Under the terms of the Transaction, X-Cal shareholders will receive one (1) share of common stock of Paramount for eight (8) common shares of X-Cal.  All warrants of X-Cal outstanding at the time of the Transaction will also be exchanged for warrants of Paramount on the same basis.  Following closing of the Transaction, X-Cal President Shawn Kennedy, will join the Paramount Board of Directors.

The agreement also provides a reciprocal break fee of US$1million to be payable by each of the parties under certain circumstances.

X-Cal will hold a meeting of its shareholders to secure their approval not later than August 20, 2010, and the Transaction is expected to be completed in the third quarter of 2010.  Completion of the Transaction is subject to a number of conditions, including: approval of at least 66 2/3% of the outstanding shares of X-Cal at a meeting of X-Cal shareholders and certain customary conditions, including receipt of all necessary regulatory approvals and third party consents.

About X-Cal Resources Ltd.

X-Cal Resources Ltd has a portfolio of gold properties.  In addition to the Sleeper Gold Project, X-Cal has three other gold exploration projects in Nevada.  Mill Creek and Reese River are also located in the Battle Mountain-Eureka trend.  X-Cal also controls 38 lode mineral claims in Spring Valley.
Paramount Gold and Silver Corp.	X-Cal Resources Ltd.
Christopher Crupi, CEO	Shawn Kennedy, CEO
Chris Theodossiou, Investor Relations	(604) 662-8245
866-481-2233 / 613-226-9881

Cautionary Note to U.S. Investors Concerning Estimates of Indicated and Inferred Resources: This press release uses the terms “indicated resources” and “inferred resources”.   We advise U.S. investors that while these terms are defined in and permitted by Canadian regulations, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into reserves.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the Transaction, the expected timetable for completing the Transaction, benefits and synergies of the Transaction, future opportunities for the combined company, expectations regarding the value and benefits of the Transaction and any other statements about Paramount or X-Cal managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the ability of the parties to consummate the Transaction and satisfy the conditions thereunder; the ability to obtain, and the timing of, the necessary exchange, regulatory and shareholder or stockholder approvals for the Transaction; the impact of any actions taken by any other party to complicate, delay or prevent the Transaction; the ability to realize the anticipated synergies and benefits from the Transaction and the combined company; and the other factors described in Paramount’s Annual Report and Annual Information Form on Form 10-K for the year ended June 30, 2009 and its most recent quarterly reports filed with the SEC available on www.sec.gov and applicable Canadian securities regulators available on www.sedar.com and X-Cal’s filings with the applicable Canadian securities regulators available on www.sedar.com. Except as required by applicable law, each of Paramount and X-Cal disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.